Exhibit 8.2

October 15, 2014

QR Energy, LP

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, TX 77010

Ladies and Gentlemen:

We have acted as counsel to QR Energy, LP, a Delaware limited partnership (“QRE”), in connection with the filing of a registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transactions (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of July 23, 2014, by and among Breitburn Energy Partners LP, a Delaware limited partnership (“Breitburn”), Breitburn GP LLC, a Delaware limited liability company, Boom Merger Sub, LLC, a Delaware limited liability company, QRE, and QRE GP, LLC, a Delaware limited liability company.

This opinion is based on the facts and assumptions disclosed in the Registration Statement, and is conditioned upon representations made by QRE confirming the accuracy of such facts and assumptions through a certificate of an officer of QRE (the “Officer’s Certificate”).

In our capacity as counsel to QRE, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” as they relate to the tax consequences of the merger to QRE and its unitholders constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger.” We are opining herein only as to the federal

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income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons exchanging QRE units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.